KBR Announces Segment Realignment and Executive Appointments in Support of Advancing Strategy

•Realigned segments to support continued growth and profitability; Government Solutions segment renamed Mission Technology Solutions
•Stuart Bradie, President and Chief Executive Officer, appointed Chair Elect and Byron Bright, President, Government Solutions U.S., named Chief Operating Officer, effective May 2025
•Reiterating 2027 financial targets
•Hosting a webcast to discuss these updates on January 8, 2025, at 8:30 a.m. EST
HOUSTON, January 7, 2025 – KBR (NYSE: KBR) today announced segment reporting updates and executive appointments focused on advancing the Company's strategic direction. These updates include changes previously approved by KBR’s Board of Directors and disclosed in a Form 8-K filed on December 19, 2024.
“As KBR continues to scale and expand capabilities, we are realigning our portfolio to streamline operations, reduce complexity, and optimize our processes,” said Stuart Bradie, KBR President and CEO. “During 2024, we eliminated substantial costs and moved necessary support into the segments to enable greater self-sufficiency. We are already seeing the benefits of these initiatives, which have broken down historical silos, created cross-team collaboration, and opened a larger pipeline of opportunities globally. We also effected leadership changes to facilitate continued strong execution and greater value creation. These deliberate moves will ensure that our capabilities and talent are best aligned with our customers, help us remain cost competitive, and accelerate our progress toward achieving our strategic objectives, including maximizing shareholder value.”
Segment Realignment
KBR comprises two operating business segments: Government Solutions (GS) and Sustainable Technology Solutions (STS). As part of the segment realignment, GS has been renamed Mission Technology Solutions (MTS), reflecting KBR’s leading-edge mission critical capabilities spanning space, defense, national security, and its expanding commercial end markets. Sustainable Technology Solutions retains its name. The legacy GS International business unit has been eliminated and its elements integrated into both MTS and STS. Both segments will continue to operate globally, serving government and commercial customers.
The realigned organization is not effective until fiscal year 2025. For investor convenience, selected proforma financial information (under the realigned organization) for the prior 11 reported quarters will be posted on the Investor Relations section of KBR’s website at investors.kbr.com. The fourth quarter of fiscal year 2024 will be added to this supplemental schedule once it is reported in February 2025. KBR's 2025 Forms 10-Q and Form 10-K will include comparable historical periods and reflect the realigned organization.
Executive Appointments
On December 19, 2024, KBR announced executive appointments in support of advancing its strategic direction:
•Byron Bright, currently President, Government Solutions U.S., has been appointed to serve in KBR’s newly created Chief Operating Officer (COO) role, effective May 2025. As COO, he will lead both segments with Jay Ibrahim, President, Sustainable Technology Solutions, reporting to him.

Additional Mission Technology Solutions leadership appointments will be made in the coming months.
•Bright, 50, joined KBR in 2010 and has served in his current position since June 2020. Bright brings extensive operational experience and deep technical expertise, with prior roles in government services and the U.S. Air Force.
Bradie commented, “Byron has demonstrated exceptional leadership in his current role. As COO, he will provide focused operational oversight to ensure that KBR continues to win the right work and deliver value as we execute our strategic initiatives. I am extremely confident in Byron’s ability to consistently deliver results across the enterprise, and I look forward to partnering with him in his new leadership role.”
•KBR Chair, General Lester L. Lyles, notified the Board of Directors of his decision to retire from service effective post KBR’s 2025 Annual Meeting of Stockholders. General Lyles has served on the Board since 2007 and as Chair since 2019.
•The Board appointed Bradie to serve as Chair effective following the 2025 Annual Meeting.
•An Independent Lead Director will be appointed ahead of the 2025 Annual Meeting.
Bradie commented, “General Lyles has been an invaluable member of our Board and instrumental in guiding KBR’s transformation into a global, diversified technology solutions leader. We are grateful for Les’s leadership and thank him for his 18 years of dedicated service. I am honored to take on the role of Chair and thank the Board for their confidence in me. I look forward to continuing to work with our Board and leadership team to execute our strategy and deliver continued stakeholder value.”
Financial Targets
KBR is reiterating its 2027 financial targets, introduced at its May 2024 Investor Day which are based on 2023 baseline year.
Specifically, the company expects to achieve:
•KBR Consolidated: Revenues of $11.5 billion; Adj. EBITDA of $1.15+ billion; Adj. EBITDA Margin of 10% - 11%, and Operating Cash Flow of $700+ million
•MTS: Revenue CAGR of 11% - 15% and Adj. EBITDA Margin of 9% - 10%
•STS: Revenue CAGR of 11% - 15% and Adj. EBITDA Margin of ~20%
Bradie concluded, “The outlook for KBR is exciting and we are well positioned with our unique capabilities and talented teams to capture outsized demand driven by global megatrends. The structural changes communicated today provide us greater strategic flexibility as we continue to build strength and scale across the organization. We remain focused on leveraging our unique ONE KBR capabilities, enabled by our digital accelerators, to deliver best-in-class solutions to our global customers.”
Webcast Information
KBR will host a special webcast to discuss the segment realignment and executive leadership updates on Wednesday, January 8, 2025, at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available on our website or by telephone at +1.866.813.9403, passcode: 639026.
About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 37,000 people worldwide with customers in more than 80 countries and operations in over 30 countries.

KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com
Forward Looking Statements
The statements in this press release that are not historical statements, including statements regarding our plans, objectives, goals, strategies, investments, capital deployment, future financial performance, 2024-2027 financial targets, expected returns, cost reductions and future events, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks, uncertainties and assumptions, many of which are beyond the company’s control, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks, uncertainties and assumptions include, but are not limited to, those set forth in the company’s most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks and other U.S. Securities and Exchange Commission filings, which discuss some of the important risks, uncertainties and assumptions that the company has identified that may affect its business, results of operations and financial condition. Due to such risks, uncertainties and assumptions, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
For further information, please contact:

Investors
Jamie DuBray
Vice President, Investor Relations
713-753-5082
Investors@kbr.com
Media
Philip Ivy
Vice President, Global Communications and Marketing
713-753-3800
MediaRelations@kbr.com